PRESS RELEASE


FOR IMMEDIATE RELEASE:             CONTACT:

CompX International Inc.           Joseph S. Compofelice
200 Old Mill Road                  Chief Executive Officer
Mauldin, South Carolina  29662     (281) 423-3303



               COMPX 1998 SECOND QUARTER EARNINGS CONFERENCE CALL


     MAULDIN, SOUTH CAROLINA ... July 15, 1998 ... CompX International Inc. (NYSE:CIX) second quarter 1998 earnings conference call is scheduled for Friday, July 17, 1998 at 9:30 a.m. eastern time. You can participate in the conference call by dialing 1.800.553.0327 (domestic callers) and 612.288.0318 (international callers) approximately five minutes before the call is scheduled to begin. When the operator answers, please indicate that you wish to join the CompX International Inc. conference call. The operator will take your name, company's name, telephone and fax numbers and place you on hold until the conference call begins.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

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